UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 12, 2025
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 12, 2025, Momentus Inc. (NASDAQ: MNTS) (“Momentus”) entered into a master services agreement (the “Master Services Agreement”) with Velo3D, Inc. (OTC:  VLDX) (“VLD”), a provider of additive manufacturing solutions also referred to as 3D printing. Pursuant to the Master Services Agreement, VLD will provide services to design and produce components and systems that will be utilized by Momentus or its customers in its spacecraft, systems, and components. According to the terms of the Master Services Agreement, Momentus is entitled to services equal to the equivalent capacity of two VLD Sapphire XC 3D metal printers (or successor or comparable printers) (the “Equivalent Capacity”).  Momentus will have first priority to utilize the Equivalent Capacity, and VLD will ensure the Equivalent Capacity is available for use as and when required by Momentus.

If and when the Equivalent Capacity is not utilized by Momentus, VLD may use the Equivalent Capacity to provide services to other customers.  According to the Master Services Agreement, Momentus will be compensated for such use based on a formula equal to 20% of $3 million less service fees attributed to Momentus in the first year and 50% of $3 million less service fees attributed to Momentus in each subsequent year of the agreement.  Such compensation shall reduce the amount in the Prepaid Reserve, as described in the Master Services Agreement.  The term of the Master Services Agreement is five years unless terminated earlier in accordance with its terms.

In exchange for the services, Momentus issued an aggregate of 477,455 shares of Class A common stock and 673,408 shares of non-voting Series A Convertible Preferred Stock, par value 0.00001 per share (the “Preferred Stock”). Each share of Preferred Stock is convertible into ten shares of Class A common stock, subject to the limitations in the Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designations”), including that VLD hold no more than 9.99% of the outstanding shares of Momentus’s Class A common stock at any time.

Furthermore, pursuant to the Certificate of Designations, the Preferred Stock may not be converted into shares of Class A common stock if conversion would result in the issuance, in the aggregate with all previous issuances of shares of Class A common stock, of greater than 19.9% of the amount of Class A common stock of Momentus outstanding immediately preceding the date of the Master Services Agreement without first obtaining stockholder approval in compliance with the rules of the Nasdaq Stock Market.

The foregoing descriptions of the Master Services Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Master Services Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Momentus engaged A.G.P./Alliance Global Partners to act as it financial advisor in connection with the transactions summarized above.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated by reference into this item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosures set forth in Item 1.01 above and Item 5.03 below are incorporated by reference into this item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 14, 2025, Momentus filed the Certificate of Designations with the Secretary of State of the State of Delaware, which became effective upon filing. A description of the material terms of the Preferred Stock is below.

Ranking. With respect to (i) payment of dividends, (ii) distribution of assets and (iii) all other liquidation, winding up, dissolution, dividend and redemption rights, the Preferred Stock shall rank pari passu in priority of payment to all Parity Stock (defined below) and senior in priority of payment to all Junior Stock (defined below) in any liquidation, dissolution, winding up or distribution of Momentus, and junior to any indebtedness of Momentus.

“Junior Stock” means (i) the Common Stock and (ii) any other equity interest of Momentus, in each case which by its terms ranks junior to the Preferred Stock with respect to payment of dividends and/or distribution of assets.

“Parity Stock” means any equity interest of Momentus hereinafter created which by its terms ranks pari passu with the Preferred Stock.

Dividends. The Preferred Stock shall participate in any dividends or distributions paid to the holders of Common Stock as if such Preferred Stock had been converted into Common Stock as of the record date for such dividend or distribution.

Voting Rights. The holders of Preferred Stock are not entitled to vote on any matters presented to the stockholders for their action or consideration, except as required by law or as otherwise provided in the Certificate of Designations.

Optional Conversion. Holders of Preferred Stock may convert all of their respective shares of Preferred Stock into shares of Common Stock at any time, subject to certain ownership limitations set forth in the Certificate of Designations, including those described in Item 1.01 above.

Conversion Rate. The number of shares of Common Stock that each holder of Preferred Stock will receive upon conversion of such holder’s shares of Preferred Stock will be equal to the quotient of the Stated Value of the shares of Series A Preferred Stock to be converted, which is $20.80 per share divided by the Conversion Price, which is initially $2.08. No fractional shares of Common Stock shall be issued upon the exercise of any conversion right. Any fractional shares of Common Stock that a holder would otherwise be entitled to will be rounded up to the next whole share.

Adjustments. Holders of Preferred Stock will have rights to certain adjustments for stock dividends, stock splits and other combinations or subdivisions of its outstanding shares of Common Stock.

The foregoing description of the Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the form of Preferred Stock Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 14, 2025, Momentus issued a press release announcing the entering into the Master Services Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this report will not be incorporated by reference into any registration statement filed by Momentus under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Momentus that, the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Momentus or any of its affiliates.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designations, dated April 14, 2025
10.1	Master Services Agreement, dated April 12, 2025, by and between Momentus Inc. and Velo3D, Inc.
99.1	Press Release, dated April 14, 2025, issued by Momentus Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Lon Ensler
		Name:	Lon Ensler

Dated:	April 14, 2025	Title:	Interim Chief Financial Officer